Exhibit 99.1
Couchbase Announces First Quarter Fiscal 2026 Financial Results
San Jose, Calif., June 3, 2025 – Couchbase, Inc. (NASDAQ: BASE), the developer data platform for critical applications in our AI world, today announced financial results for its first quarter ended April 30, 2025.
“We had a great start to fiscal 2026, delivering the highest first quarter net new ARR in company history,” said Matt Cain, Chair, President and CEO of Couchbase. “We continue to enjoy momentum with our large strategic accounts while benefiting from strong growth in Capella consumption. I remain confident in our outlook and ability to achieve our full year objectives.”
First Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue for the quarter was $56.5 million, an increase of 10% year-over-year. Subscription revenue for the quarter was $54.8 million, an increase of 12% year-over-year.
•Annual recurring revenue (ARR): Total ARR as of April 30, 2025 was $252.1 million, an increase of 21% year-over-year as reported, or 20% on a constant currency basis.
•Gross margin: Gross margin for the quarter was 87.9%, compared to 88.9% for the first quarter of fiscal 2025. Non-GAAP gross margin for the quarter was 88.7%, compared to 89.9% for the first quarter of fiscal 2025. See the section titled “Use of Non-GAAP Financial Measures” and the tables titled “Reconciliation of GAAP to Non-GAAP Results” below for details.
•Loss from operations: Loss from operations for the quarter was $18.8 million, compared to $22.5 million for the first quarter of fiscal 2025. Non-GAAP operating loss for the quarter was $4.2 million, compared to $6.7 million for the first quarter of fiscal 2025.
•Cash flow: Cash flow used in operating activities for the quarter was $6.8 million, compared to cash flow provided by operating activities of $1.6 million in the first quarter of fiscal 2025. Capital expenditures were $1.9 million during the quarter, leading to negative free cash flow of $8.6 million, compared to free cash flow of $0.6 million in the first quarter of fiscal 2025.
•Remaining performance obligations (RPO): RPO as of April 30, 2025 was $239.6 million, an increase of 9% year-over-year.
Recent Business Highlights
•Launched Couchbase Edge Server, an offline-first, lightweight database server and sync solution designed to provide low latency data access, consolidation, storage and processing for applications in resource-constrained edge environments. From airplanes to retail stores, organizations need fast, reliable local applications that work offline and on affordable, constrained hardware in these environments. Couchbase Edge Server addresses both challenges, enabling customers to access their data at any time while delivering performance regardless of internet connectivity.
•Continued to invest in and rapidly innovate the company’s AI capabilities. The company’s high-performance vector database powers AI agent-based applications by enabling the seamless integration of advanced AI workflows. With features like the Model Context Protocol Server, Couchbase allows AI agents to autonomously perform actions on Couchbase data, simplifying the development of complex GenAI applications. This open-source protocol standard enhances the ability for AI agents to securely and efficiently interact with enterprise data, supporting scalability, reliability and compliance.
•Continued to garner prominent industry recognition with placements on CRN’s 15 Hottest AI Data and Analytics Companies of 2025 and The Coolest Database System Companies Of The 2025 Big Data 100 lists. Couchbase was also honored as Data Management Platform of the Year by the Data Breakthrough Awards.

•Relocated to a new global corporate headquarters in San Jose, which will support Couchbase's strategy while enhancing collaboration and driving the company's world class talent strategy.

Financial Outlook

For the second quarter and full year of fiscal 2026, Couchbase expects:

	Q2 FY2026 Outlook	FY2026 Outlook
Total Revenue	$54.4-55.2 million	$228.3-232.3 million
Total ARR	$255.8-258.8 million	$279.3-284.3 million
Non-GAAP Operating Loss	$5.1-4.1 million	$15.5-10.5 million
The guidance provided above is based on several assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.
Couchbase is not able, at this time, to provide GAAP targets for operating loss for the second quarter or full year of fiscal 2026 because of the difficulty of estimating certain items excluded from non-GAAP operating loss that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call Information
Couchbase will host a live webcast at 1:30 p.m. Pacific Time (or 4:30 p.m. Eastern Time) on Tuesday, June 3, 2025, to discuss its financial results and business highlights. The conference call can be accessed by dialing 877-407-8029 from the United States, or +1 201-689-8029 from international locations. The live webcast and a webcast replay can be accessed from the investor relations page of Couchbase’s website at investors.couchbase.com.
About Couchbase
As industries race to embrace AI, traditional database solutions fall short of rising demands for versatility, performance and affordability. Couchbase is seizing the opportunity to lead with Capella, the developer data platform architected for critical applications in our AI world. By uniting transactional, analytical, mobile and AI workloads into a seamless, fully managed solution, Couchbase empowers developers and enterprises to build and scale applications and AI agents with complete flexibility – delivering exceptional performance, scalability and cost-efficiency from cloud to edge and everything in between. Couchbase enables organizations to unlock innovation, accelerate AI transformation and redefine customer experiences wherever they happen. Discover why Couchbase is the foundation of critical everyday applications by visiting www.couchbase.com and following us on LinkedIn and X.
Couchbase has used, and intends to continue using, its investor relations website and the corporate blog at www.couchbase.com/blog to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the corporate blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Use of Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures are useful to investors in evaluating our operating performance. We use certain non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. Non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures (provided in the financial statement tables included in this press release), and not to rely on any single financial measure to evaluate our business.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense, employer payroll taxes on employee stock transactions, restructuring charges, impairment of capitalized internal-use software, and business development activities. We use these non-GAAP financial measures in conjunction with GAAP measures to assess our performance, including in the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.
Free cash flow: We define free cash flow as cash provided by or used in operating activities less additions to property and equipment, which includes capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Please see the reconciliation tables at the end of this press release for the reconciliation of GAAP and non-GAAP results.
Key Business Metrics
We review a number of operating and financial metrics, including ARR, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define ARR as of a given date as the annualized recurring revenue that we would contractually receive from our customers in the month ending 12 months following such date. Based on historical experience with customers, we assume all contracts will be renewed at the same levels unless we receive notification of non-renewal and are no longer in negotiations prior to the measurement date. For Capella products, ARR in a customer’s initial year is calculated as the greater of: (i) initial year contract revenue as described above or (ii) annualized prior 90 days of actual consumption; and ARR for subsequent years is calculated with method (ii). ARR excludes services revenue.

ARR should be viewed independently of revenue, and does not represent our revenue under GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for forecasts of revenue. Although we seek to increase ARR as part of our strategy of targeting large enterprise customers, this metric may fluctuate from period to period based on our ability to acquire new customers, expand within our existing customers and consumption dynamics. We believe that ARR is an important indicator of the growth and performance of our business.
We also attempt to represent the changes in the underlying business operations by eliminating fluctuations caused by changes in foreign currency exchange rates within the current period. We calculate constant currency growth rates by applying the applicable prior period exchange rates to current period results.

Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, quotations of management, the section titled “Financial Outlook” above and statements about the expected client demand for and benefits of our offerings, the impact of our recently-released and planned products and services and our market position, strategies and potential market opportunities. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “forecast,” “contemplate,” “believe,” “estimate,” “predict,” “seek,” “pursue,” “potential,” "ready," or “continue” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to: our history of net losses and ability to achieve or maintain profitability in the future; our ability to continue to grow on pace with historical rates; our ability to manage our growth effectively; intense competition and our ability to compete effectively; cost-effectively acquiring new customers or obtaining renewals, upgrades or expansions from our existing customers; the market for our products and services being highly competitive and evolving, and our future success depending on the growth and expansion of this market; our ability to innovate in response to changing customer needs, new technologies or other market requirements, including new capabilities, programs and partnerships and their impact on our customers and our business; our limited operating history, which makes it difficult to predict our future results of operations; the significant fluctuation of our future results of operations and ability to meet the expectations of analysts or investors; our significant reliance on revenue from subscriptions, which may decline and, the recognition of a significant portion of revenue from subscriptions over the term of the relevant subscription period, which means downturns or upturns in sales are not immediately reflected in full in our results of operations; and the impact of geopolitical and macroeconomic factors. Further information on risks that could cause actual results to differ materially from forecasted results are included in our filings with the Securities and Exchange Commission that we may file from time to time, including those more fully described in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025. Additional information will be made available in our Annual Report on Form 10-Q for the quarter year ended April 30, 2025 that will be filed with the Securities and Exchange Commission, which should be read in conjunction with this press release and the financial results included herein. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Investor Contact:
Edward Parker
ICR for Couchbase
IR@couchbase.com
Media Contact:
Amber Winans
Bhava Communications for Couchbase
CouchbasePR@couchbase.com

Couchbase, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue:
License	$9,008	$6,859
Support and other	45,835	42,179
Total subscription revenue	54,843	49,038
Services	1,680	2,289
Total revenue	56,523	51,327
Cost of revenue:
Subscription(1)	5,462	3,957
Services(1)	1,394	1,725
Total cost of revenue	6,856	5,682
Gross profit	49,667	45,645
Operating expenses:
Research and development(1)	18,490	17,847
Sales and marketing(1)	38,160	37,755
General and administrative(1)	11,163	12,583
Business development activities	697	—
Total operating expenses	68,510	68,185
Loss from operations	(18,843)	(22,540)
Interest expense	(15)	—
Other income, net	2,050	1,531
Loss before income taxes	(16,808)	(21,009)
Provision (benefit) for income taxes	871	(14)
Net loss	$(17,679)	$(20,995)
Net loss per share, basic and diluted	$(0.33)	$(0.42)
Weighted-average shares used in computing net loss per share, basic and diluted	53,645	49,788
(1) Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenue - subscription	$343	$266
Cost of revenue - services	109	141
Research and development	4,415	3,993
Sales and marketing	5,273	5,223
General and administrative	3,244	5,004
Total stock-based compensation expense	$13,384	$14,627

Couchbase, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of April 30, 2025	As of January 31, 2025
Assets:
Current assets
Cash and cash equivalents	$28,046	$30,536
Short-term investments	113,779	116,635
Accounts receivable, net	43,781	49,242
Deferred commissions	16,921	16,774
Prepaid expenses and other current assets	11,772	15,206
Total current assets	214,299	228,393
Property and equipment, net	10,167	7,214
Operating lease right-of-use assets	3,312	3,935
Deferred commissions, noncurrent	17,702	19,602
Other assets	1,479	1,454
Total assets	$246,959	$260,598

Liabilities and Stockholders’ Equity:
Current liabilities
Accounts payable	$4,565	$2,186
Accrued compensation and benefits	9,764	21,091
Other accrued expenses	7,311	8,443
Operating lease liabilities	800	1,356
Deferred revenue	92,178	94,252
Total current liabilities	114,618	127,328
Operating lease liabilities, noncurrent	2,943	2,960
Deferred revenue, noncurrent	3,248	2,694
Total liabilities	120,809	132,982
Stockholders’ equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	708,941	692,812
Accumulated other comprehensive income	200	116
Accumulated deficit	(582,991)	(565,312)
Total stockholders’ equity	126,150	127,616
Total liabilities and stockholders’ equity	$246,959	$260,598

Couchbase, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities
Net loss	$(17,679)	$(20,995)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	851	400
Stock-based compensation, net of amounts capitalized	13,384	14,627
Amortization of deferred commissions	5,096	4,096
Non-cash lease expense	720	765
Net accretion of discounts on short-term investments	(302)	(900)
Foreign currency transaction losses	(554)	283
Other	(50)	76
Changes in operating assets and liabilities:
Accounts receivable	6,111	10,165
Deferred commissions	(3,343)	(3,070)
Prepaid expenses and other assets	3,332	31
Accounts payable	1,360	(792)
Accrued compensation and benefits	(11,647)	(9,179)
Other Accrued Expenses	(1,872)	(813)
Operating lease liabilities	(670)	(843)
Deferred revenue	(1,520)	7,708
Net cash (used in) provided by operating activities	(6,783)	1,559

Cash flows from investing activities
Purchases of short-term investments	(12,758)	(19,454)
Maturities of short-term investments	16,000	24,144
Purchases of property and equipment	(1,860)	(995)
Net cash provided by investing activities	1,382	3,695

Cash flows from financing activities
Proceeds from exercise of stock options	1,219	3,294
Proceeds from issuance of common stock under ESPP	1,424	1,795
Net cash provided by financing activities	2,643	5,089
Effect of exchange rate changes on cash, cash equivalents and restricted cash	268	(262)
Net (decrease) increase in cash, cash equivalents and restricted cash	(2,490)	10,081
Cash, cash equivalents, and restricted cash at beginning of period	30,536	41,894
Cash, cash equivalents, and restricted cash at end of period	$28,046	$51,975

Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown above:
Cash and cash equivalents	$28,046	$51,975
Restricted cash included in other assets	—	—
Total cash, cash equivalents and restricted cash	$28,046	$51,975

Couchbase, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except percentages, share and per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Total revenue	$56,523	$51,327
Gross profit	$49,667	$45,645
Add: Stock-based compensation expense	452	407
Add: Employer taxes on employee stock transactions	23	70
Non-GAAP gross profit	$50,142	$46,122
Gross margin	87.9%	88.9%
Non-GAAP gross margin	88.7%	89.9%

	Three Months Ended April 30,
	2025	2024
Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

GAAP research and development	$18,490	$17,847
Less: Stock-based compensation expense	(4,415)	(3,993)
Less: Employer taxes on employee stock transactions	(170)	(309)
Non-GAAP research and development	$13,905	$13,545

GAAP sales and marketing	$38,160	$37,755
Less: Stock-based compensation expense	(5,273)	(5,223)
Less: Employer taxes on employee stock transactions	(303)	(682)
Non-GAAP sales and marketing	$32,584	$31,850

GAAP general and administrative	$11,163	$12,583
Less: Stock-based compensation expense	(3,244)	(5,004)
Less: Employer taxes on employee stock transactions	(85)	(155)
Non-GAAP general and administrative	$7,834	$7,424

	Three Months Ended April 30,
	2025	2024
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Total revenue	$56,523	$51,327
Loss from operations	$(18,843)	$(22,540)
Add: Stock-based compensation expense	13,384	14,627
Add: Employer taxes on employee stock transactions	581	1,216
Add: Business development activities	697	—
Non-GAAP loss from operations	$(4,181)	$(6,697)
Operating margin	(33)%	(44)%
Non-GAAP operating margin	(7)%	(13)%

	Three Months Ended April 30,
	2025	2024
Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss	$(17,679)	$(20,995)
Add: Stock-based compensation expense	13,384	14,627
Add: Employer taxes on employee stock transactions	581	1,216
Add: Business development activities	697	—
Non-GAAP net loss	$(3,017)	$(5,152)
GAAP net loss per share	$(0.33)	$(0.42)
Non-GAAP net loss per share	$(0.06)	$(0.10)
Weighted average shares outstanding, basic and diluted	53,645	49,788
The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, the most directly comparable GAAP measure (in thousands, unaudited):

	Three Months Ended April 30,
	2025	2024
Net cash (used in) provided by operating activities	$(6,783)	$1,559
Less: Additions to property and equipment	(1,860)	(995)
Free cash flow	$(8,643)	$564
Net cash provided by investing activities	$1,382	$3,695
Net cash provided by financing activities	$2,643	$5,089

Couchbase, Inc.
Key Business Metrics
(in millions)
(unaudited)

	As of:
	July 31,	October 31,	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,
	2023	2023	2024	2024	2024	2024	2025	2025
ARR	$180.7	$188.7	$204.2	$207.7	$214.0	$220.3	$237.9	$252.1